FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Vicki Kessler 615-320-7532
FINANCIAL CONTACT:	Harold Carpenter 615-744-3742
WEBSITE:	www.pnfp.com

PINNACLE FINANCIAL’S FULLY DILUTED EARNINGS PER SHARE
INCREASES 26.9% FROM SAME QUARTER LAST YEAR
Annualized loan growth during quarter of 28%

NASHVILLE, Tenn., July 17, 2007 – Pinnacle Financial Partners Inc. (Nasdaq/NGS:  PNFP) today reported strong performance, increased loan growth and continued improvement in asset quality for the quarter ended June 30, 2007.  Fully diluted earnings per share were $0.33 for the quarter ended June 30, 2007, compared to $0.26 per fully diluted share for the quarter ended June 30, 2006, which included the impact of $0.04 of merger related expenses associated with the Cavalry Bancorp Inc. acquisition consummated on March 15, 2006.

SECOND QUARTER 2007 HIGHLIGHTS:

•	Earnings:

o	Net income for the second quarter of 2007 was $5.43 million, up 25.5 percent from the prior year’s second quarter net income of $4.32 million.

o	Diluted earnings per share for the second quarter of 2007 were $0.33, up 26.9 percent from the same quarter last year.

o
Revenue (the sum of net interest income and noninterest income) for the quarter ended June 30, 2007, amounted to $23.21 million, compared to $21.28 million for the same quarter of last year, an increase of 9.1 percent.

•	Superior credit quality:

o	Annualized net charge-offs as a percentage of average loan volumes were 0.05 percent for the six months ended June 30, 2007.

o	Nonperforming assets were only 0.19 percent of total loans and other real estate at June 30, 2007, down from 0.54 percent at Dec. 31, 2006.

o
Past due loans over 30 days, excluding nonperforming loans, were only 0.31 percent of total loans and other real estate at June 30, 2007, compared to 0.74 percent of total loans and other real estate at Dec. 31, 2006.

•	Strong balance sheet growth:

o
Loans at June 30, 2007, were $1.663 billion, up 22.5 percent from the same period last year, reflecting strong organic growth over the last year.  Loans increased by $109 million during the second quarter of 2007, compared to $123 million in organic growth during the same quarter in 2006.  Provision for loan losses for the quarter ended June 30, 2007, was $900,000, a decrease of $807,000 from the same quarter in 2006.

o	Total deposits at June 30, 2007, were $1.798 billion, up 15.2 percent from the same period last year.

•	Investments in future growth:

o
Pinnacle has already hired 11 associates for the denovo expansion to Knoxville that was announced on April 9, 2007.  Pinnacle opened a limited service facility in June and expects to open its full-service location in Knoxville during the third quarter.

o
The total increase in the associate base during the quarter, including the Knoxville expansion, was 21.5 FTEs (full-time equivalents), or 5.1 percent.  Pinnacle plans to add another 33 associates before the end of 2007.

“We are extremely pleased with our performance in the second quarter of 2007, particularly with respect to loan growth which was one of the strongest growth quarters in our history.  During the same time, we continued to improve our credit quality measurements,” said M. Terry Turner, Pinnacle’s president and CEO. “We continue to be challenged by the current yield curve, and it is fairly evident that 2007 will be a formidable year for all financial institutions.  However, we are confident that we can expand our client base and sustain our record of dramatic growth throughout 2007 due to our ability to increase market share in the Nashville-Davidson-Murfreesboro MSA and our recent entry into the Knoxville MSA.”

Turner said the firm’s recent entry into Knoxville is progressing well.  He estimated that the Knoxville expansion impacted the second quarter earnings negatively by approximately $0.02 per fully diluted share.

FINANCIAL PERFORMANCE AND BALANCE SHEET GROWTH

•
Return on average assets for second quarter 2007 was 0.98 percent compared to 0.92 percent for the second quarter of 2006.  Excluding the impact of the Knoxville expansion, return on average assets for the second quarter of 2007 would have approximated 1.05 percent.  Return on average tangible assets (average assets less goodwill and core deposit intangibles) for second quarter 2007 was 1.03 percent, compared to 0.99 percent for the same quarter last year.

•
Return on average stockholders’ equity for the quarter ended June 30, 2007, was 8.24 percent compared to 7.40 percent for the second quarter of 2006. Excluding the impact of the Knoxville expansion, return on average stockholders’ equity for the second quarter of 2007 would have approximated 8.85 percent.   Return on average tangible stockholders’ equity (average stockholders’ equity less goodwill and core deposit intangibles) for the quarter ended June 30, 2007, was 15.65 percent, compared to 16.37 percent for the same quarter last year.

Total assets grew to $2.314 billion as of June 30, 2007, up $329 million or 16.6 percent from the $1.986 billion reported at the same time last year.  The securities to total assets ratio decreased from 15.40 percent at June 30, 2006, to 14.68 percent at June 30, 2007.

CREDIT QUALITY

•	Provision for loan losses was $900,000 for the second quarter of 2007, compared to $1,707,000 in the second quarter of 2006.

o
During the second quarter of 2007, the firm recorded net charge-offs of only $317,000, compared to net charge-offs of $441,000 during the same period in 2006.  Annualized net charge-offs to total average loans were 0.05 percent for the six months ended June 30, 2007.

•	Allowance for loan losses represented 1.04 percent of total loans at June 30, 2007, compared to 1.08 percent a year ago.

o	Nonperforming assets as a percentage of total loans and other real estate decreased to 0.19 percent at June 30, 2007, from 0.36 percent at Mar. 31, 2007 and 0.54 percent at Dec. 31, 2006.

o
Loan balances, excluding nonperforming loans, with payments past due more than 30 days as a percentage of total loans and other real estate decreased to 0.31 percent at June 30, 2007, from 0.33 percent at Mar. 31, 2007 and 0.74 percent at Dec. 31, 2006.

o	The ratio of the allowance for loan losses to nonperforming loans was 726 percent at June 30, 2007 compared to 357 percent at Mar. 31, 2007 and 228 percent at Dec. 31, 2006.

“We believe our record of excellent asset quality since our founding in 2000 is a key predictor of our ability to create long-term shareholder value,” said Turner.  “At the end of last year, several of our credit quality measurements, such as the percentage of nonperforming loans, had increased.  Our continued improvement and success in this area is attributed to the special attention our lending and credit associates have put on maintaining excellent asset quality.”

REVENUE

•	Net interest income for second quarter 2007 was $17.66 million, compared to $16.90 million for the same quarter last year, an increase of 4.53 percent.

o
Net interest margin for the second quarter of 2007 was 3.58 percent, compared to a net interest margin of 4.17 percent for the same period last year and 3.64 percent reported for the first quarter of 2007.

•	Noninterest income for the second quarter 2007 was $5.55 million, a 26.8 percent increase over the $4.38 million recorded during the same quarter in 2006.

“We, like substantially all other commercial banks, continue to see pricing pressure in our market which has led to a six basis point reduction in our net interest margin between the first and second quarters of 2007,” said Harold Carpenter, chief financial officer of Pinnacle Financial Partners.  “However, we are particularly pleased with the growth in loan fundings and the high-quality client relationships our financial advisors are bringing to our firm.  Unlike many other firms, this growth has allowed us to continue to grow our revenue streams.  Our loan pipelines remain strong and, due to our expected loan growth in both Nashville and Knoxville, we believe that we will experience continued growth in our revenue streams for the next few quarters.”

The increase in noninterest income between 2007 and 2006 was due primarily to the extension of the former Cavalry fee businesses across the entire Pinnacle franchise and record investment sales commissions from Pinnacle Asset Management and record gains on the sales of mortgage loans from the firm’s mortgage origination unit.  Noninterest income during the second quarter of 2007 represented approximately 23.92 percent of total revenues, compared to 20.60 percent for the same quarter in 2006.

NONINTEREST EXPENSE

•
Noninterest expense for the quarter ended June 30, 2007, was $14.48 million compared to $13.12 million in the first quarter of 2007 and $13.11 million in the second quarter of 2006.  The firm noted that approximately $466,000 of noninterest expense was directly associated with the Knoxville expansion during the quarter.

•
Compensation expense increased to $8.79 million during the second quarter of 2007, compared to $8.27 million in the first quarter of 2007 and $7.29 million during the second quarter of 2006.  At June 30, 2007, the firm employed 441 associates (full-time equivalent), an increase of 37 associates, or 9.2 percent since the end of 2006.

•
During the second quarter 2007 Pinnacle recognized compensation expense related to the expensing of stock options in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS No. 123R”) of approximately $305,000 on an after-tax basis.

•
The efficiency ratio (noninterest expense divided by net interest income and noninterest income) was 62.4 percent during the second quarter of 2007, compared to 61.6 percent during the second quarter of 2006.

The firm noted that linked quarter expense growth between the first and second quarters of 2007 was primarily attributable to the Knoxville expansion, the increased number of associates, increasing variable costs associated with the dramatic growth of the firm and the opening of the Donelson office in March of 2007.

INVESTMENT OUTLOOK

Management has developed several financial forecast scenarios for the next several quarters.  Based on anticipated growth trends and future investments in the franchise, including the impact of the Knoxville expansion, Pinnacle estimates its third quarter 2007 diluted earnings per share will approximate $0.33 to $0.36, which includes approximately $0.04 dilution attributable to the Knoxville expansion.  Additionally, based on anticipated growth trends and future investments in the franchise, Pinnacle estimates that its earnings will approximate $1.39 to $1.45 per fully diluted share for the year ended Dec. 31, 2007, which includes approximately $0.08 dilution attributable to the Knoxville expansion.

As noted previously, management has developed several scenarios under which these estimates can be achieved and believes these estimates to be reasonable based on these scenarios.  However, unanticipated events or developments including the execution of any initiative which could include the development of any markets other than metropolitan Nashville or Knoxville, any merger or acquisition, the opportunity to hire more seasoned professionals than anticipated or the ability to grow loans significantly in excess of the levels contemplated may cause the actual results of Pinnacle to differ materially from these estimates.

Pinnacle Financial Partners provides a full range of banking, investment and insurance products and services designed for small- to mid-sized businesses and their owners, real estate professionals and individuals interested in a deep relationship with their financial institution.  Pinnacle provides financial planning services and comprehensive wealth management services to help clients increase, protect and distribute their assets.  The firm also has a well-established expertise in commercial real estate.

Pinnacle opened its first office in October 2000.  Since then the firm has added eight other offices on a denovo basis and acquired Cavalry Bancorp with its nine offices, bringing the total number of offices to 18 in the most attractive trade areas in the Nashville-Davidson-Murfreesboro MSA.  The firm plans to open two offices in Knoxville this year, with another three by the end of 2010.  Last week construction began on a premier new office building in downtown Nashville named “The Pinnacle at Symphony Place.”  When completed in 2010, Pinnacle will move its corporate functions and a full-service office to this new building.

Additional information concerning Pinnacle can be accessed at www.pnfp.com.

###

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Pinnacle to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, (i) unanticipated deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (ii) the inability of Pinnacle to continue to grow its loan portfolio at historic rates in the Nashville-Davidson-Murfreesboro MSA or projected rates in the Knoxville MSA, (iii) increased competition with other financial institutions, (iv) lack of sustained growth in the economy in the Nashville-Davidson-Murfreesboro MSA and the Knoxville MSA, (v) rapid fluctuations or unanticipated changes in interest rates, (vi) the inability of Pinnacle to satisfy regulatory requirements for its expansion plans, (vii) the inability of Pinnacle to execute its expansion plans and (viii) changes in the legislative and regulatory environment. A more detailed description of these and other risks is contained in Pinnacle's most recent annual report on Form 10-K. Many of such factors are beyond Pinnacle's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

	June 30, 2007	December 31, 2006
ASSETS
Cash and noninterest-bearing due from banks	$51,816,558	$43,611,533
Interest-bearing deposits due from banks	10,375,896	1,041,174
Federal funds sold and other	43,808,801	47,866,143
Cash and cash equivalents	106,001,255	92,518,850

Securities available-for-sale, at fair value	312,712,769	319,237,428
Securities held-to-maturity (fair value of $26,211,163 and $26,594,235 at June 30, 2007and December 31, 2006, respectively)	27,068,467	27,256,876
Mortgage loans held-for-sale	4,972,689	5,654,381

Loans	1,663,029,941	1,497,734,824
Less allowance for loan losses	(17,375,408)	(16,117,978)
Loans, net	1,645,654,533	1,481,616,846

Premises and equipment, net	37,854,546	36,285,796
Investments in unconsolidated subsidiaries and other entities	17,000,500	16,200,684
Accrued interest receivable	11,434,826	11,019,173
Goodwill	114,287,640	114,287,640
Core deposit intangible	10,353,498	11,385,006
Other assets	27,986,475	26,724,183
Total assets	$2,315,327,198	$2,142,186,863

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$294,630,589	$300,977,814
Interest-bearing demand	284,080,394	236,674,425
Savings and money market accounts	530,081,179	485,935,897
Time	688,744,094	598,823,167
Total deposits	1,797,536,256	1,622,411,303
Securities sold under agreements to repurchase	140,442,583	141,015,761
Federal Home Loan Bank advances and other borrowings	46,698,614	53,725,833
Subordinated debt	51,548,000	51,548,000
Accrued interest payable	5,960,627	4,952,422
Other liabilities	7,946,624	12,516,523

Total liabilities	2,050,132,704	1,886,169,842
Stockholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, par value $1.00; 90,000,000 shares authorized; 15,545,581 issued and outstanding at June 30, 2007 and 15,446,074 issued and outstanding at December 31, 2006	15,545,581	15,446,074
Additional paid-in capital	212,922,658	211,502,516
Retained earnings	42,137,029	31,109,324
Accumulated other comprehensive loss, net	(5,410,774)	(2,040,893)
Stockholders’ equity	265,194,494	256,017,021
Total liabilities and stockholders’ equity	$2,315,327,198	$2,142,186,863

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Interest income:
Loans, including fees	$30,555,889	$24,245,895	$59,533,113	$37,424,725
Securities:
Taxable	3,394,359	3,148,459	6,740,479	6,009,577
Tax-exempt	693,417	494,849	1,362,936	895,622
Federal funds sold and other	864,198	415,437	1,610,577	785,112
Total interest income	35,507,863	28,304,640	69,247,105	45,115,036

Interest expense:
Deposits	14,456,629	9,563,035	27,993,892	15,413,344
Securities sold under agreements to repurchase	1,890,743	678,177	3,602,834	1,186,965
Federal Home Loan Bank advances and other borrowings	1,499,436	1,168,265	2,906,896	2,112,761
Total interest expense	17,846,808	11,409,477	34,503,622	18,713,070
Net interest income	17,661,055	16,895,163	34,743,483	26,401,966
Provision for loan losses	899,998	1,706,865	1,687,964	2,094,049
Net interest income after provision for loan losses	16,761,057	15,188,298	33,055,519	24,307,917

Noninterest income:
Service charges on deposit accounts	1,920,085	1,356,114	3,717,234	1,794,384
Investment sales commissions	850,207	652,900	1,584,767	1,166,497
Insurance sales commissions	628,953	748,534	1,265,915	1,013,362
Gain on loans and loan participations sold, net	638,895	470,809	1,002,201	795,355
Trust fees	425,205	311,997	845,495	363,997
Other noninterest income	1,088,172	839,771	2,161,488	1,294,781
Total noninterest income	5,551,517	4,380,125	10,577,100	6,428,376

Noninterest expense:
Compensation and employee benefits	8,794,853	7,289,996	17,061,354	11,738,354
Equipment and occupancy	2,412,528	1,911,804	4,577,230	2,991,059
Marketing and other business development	430,291	357,904	682,026	548,375
Postage and supplies	524,197	445,211	979,114	630,619
Amortization of core deposit intangible	515,755	515,755	1,031,508	647,437
Other noninterest expense	1,806,680	1,663,155	3,276,764	2,513,865
Merger related expense	-	921,237	-	1,364,567
Total noninterest expense	14,484,304	13,105,062	27,607,996	20,434,276
Income before income taxes	7,828,270	6,463,361	16,024,623	10,302,017
Income tax expense	2,402,405	2,140,887	4,996,918	3,367,647
Net income	$5,425,865	$4,322,474	$11,027,705	$6,934,370

Per share information:
Basic net income per common share	$0.35	$0.28	$0.71	$0.56
Diluted net income per common share	$0.33	$0.26	$0.66	$0.51

Weighted average shares outstanding:
Basic	15,494,522	15,335,754	15,464,151	12,473,187
Diluted	16,664,213	16,503,692	16,640,977	13,640,565

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

	Three months ended			Three months ended
(dollars in thousands)	June 30, 2007			June 30, 2006
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets:
Loans	$1,598,967	$30,556	7.66%	$1,328,121	$24,246	7.32%
Securities:
Taxable	272,024	3,394	5.00%	248,682	3,148	5.08%
Tax-exempt (1)	75,057	693	4.89%	50,227	495	5.21%
Federal funds sold and other	58,836	865	6.08%	24,932	416	7.19%
Total interest-earning assets	2,004,884	$35,508	7.15%	1,651,962	$28,305	6.92%
Nonearning assets	224,343			226,950
Total assets	$2,229,227			$1,878,912

Interest-bearing liabilities:
Interest-bearing deposits
Interest checking	$254,171	$2,147	3.39%	$190,055	$848	1.79%
Savings and money market	501,373	4,239	3.39%	434,094	3,234	2.99%
Certificates of deposit	646,251	8,071	5.01%	546,715	5,481	4.02%
Total interest-bearing deposits	1,401,795	14,457	4.14%	1,170,864	9,563	3.28%
Securities sold under agreements to repurchase	172,872	1,891	4.39%	68,079	678	4.00%
Federal Home Loan Bank advances and other borrowings	47,998	621	5.19%	48,113	653	5.44%
Subordinated debt	51,548	878	6.84%	30,929	516	6.69%
Total interest-bearing liabilities	1,674,213	17,847	4.28%	1,317,985	11,410	3.47%
Noninterest-bearing deposits	276,241	-	-	311,286	-	-
Total deposits and interest-bearing liabilities	1,950,454	$17,847	3.67%	1,629,271	$11,410	2.81%
Other liabilities	14,718			15,241
Stockholders' equity	264,055			234,400
	$2,229,227			$1,878,912
Netinterestincome		$17,661			$16,895
Net interest spread (2)			2.88%			3.45%
Net interest margin (3)			3.58%			4.17%

(1) Yields computed on tax-exempt instruments on a tax equivalent basis.
(2) Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.
(3) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

	Six months ended			Six months ended
(dollars in thousands)	June 30, 2007			June 30, 2006
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets:
Loans	$1,564,869	$59,533	7.67%	$1,044,724	$37,425	7.22%
Securities:
Taxable	272,346	6,740	4.99%	245,216	6,009	4.94%
Tax-exempt (1)	74,009	1,363	4.90%	47,399	896	5.04%
Federal funds sold and other	57,367	1,611	5.66%	26,085	785	6.45%
Total interest-earning assets	1,968,591	$69,247	7.14%	1,363,424	$45,115	6.72%
Nonearning assets	220,987			152,944
Total assets	$2,189,578			$1,516,368

Interest-bearing liabilities:
Interest-bearing deposits
Interest checking	$249,425	$4,104	3.32%	$147,089	$1,330	1.82%
Savings and money market	498,625	8,364	3.38%	389,473	5,574	2.89%
Certificates of deposit	635,172	15,526	4.93%	430,854	8,509	3.98%
Total interest-bearing deposits	1,383,222	27,994	3.41%	967,416	15,413	3.21%
Securities sold under agreements to repurchase	165,026	3,603	4.40%	63,901	1,187	3.75%
Federal Home Loan Bank advances and other borrowings	44,120	1,152	5.04%	47,412	1,112	4.73%
Subordinated debt	51,548	1,755	6.86%	30,929	1,001	6.53%
Total interest-bearing liabilities	1,643,916	34,504	4.23%	1,109,658	18,713	3.40%
Noninterest-bearing deposits	273,052	-	-	231,767	-	-
Total deposits and interest-bearing liabilities	1,916,968	$34,504	3.63%	1,341,425	$18,713	2.81%
Other liabilities	10,849			9,976
Stockholders' equity	261,761			164,967
	$2,189,578			$1,516,368
Netinterestincome		$34,743			$26,402
Net interest spread (2)			2.91%			3.32%
Net interest margin (3)			3.61%			3.97%

(1) Yields computed on tax-exempt instruments on a tax equivalent basis.
(2) Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.
(3) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	June 2007	Mar 2007	Dec 2006	Sept 2006	Jun 2006	Mar 2006
Balance sheet data, at quarter end:
Total assets	$2,315,327	2,193,132	2,142,187	2,052,252	1,985,625	1,828,212
Total loans	1,663,030	1,553,980	1,497,735	1,405,401	1,358,273	1,235,170
Allowance for loan losses	(17,375)	(16,792)	(16,118)	(15,172)	(14,686)	(13,354)
Securities	339,781	340,255	346,494	330,759	305,642	315,473
Noninterest-bearing deposits	294,631	306,885	300,978	306,296	312,709	263,701
Total deposits	1,797,536	1,700,132	1,622,411	1,585,238	1,559,885	1,415,778
Securities sold under agreements to repurchase	140,443	116,952	141,016	122,354	104,380	63,912
Advances from FHLB	46,699	46,619	53,726	28,739	33,749	67,267
Subordinated debt	51,548	51,548	51,548	51,548	30,929	30,929
Total stockholders’ equity	265,194	262,917	256,017	249,059	238,739	236,327

Balance sheet data, quarterly averages:
Total assets	$2,229,227	2,149,928	2,096,893	1,987,236	1,878,912	1,153,823
Total loans	1,598,967	1,530,771	1,442,730	1,375,036	1,328,121	761,326
Securities	347,081	345,630	334,426	317,332	298,909	286,321
Total earning assets	2,004,884	1,932,298	1,879,759	1,751,559	1,651,962	1,074,885
Noninterest-bearing deposits	276,241	269,864	292,996	281,812	311,286	152,247
Total deposits	1,678,036	1,634,513	1,596,765	1,535,667	1,482,150	763,967
Securities sold under agreements to repurchase	172,872	157,180	154,483	122,292	68,079	59,723
Advances from FHLB	38,516	37,828	29,817	33,299	44,417	46,336
Subordinated debt	51,548	51,548	51,548	36,084	30,929	30,929
Total stockholders’ equity	264,055	259,466	253,761	244,980	234,400	95,535

Statement of operations data, for the three months ended:
Interest income	$35,508	33,739	33,241	31,340	28,305	16,811
Interest expense	17,847	16,657	15,850	14,181	11,410	7,304
Net interest income	17,661	17,082	17,391	17,159	16,895	9,507
Provision for loan losses	900	788	1,051	587	1,707	387
Net interest income after provision for loan losses	16,761	16,294	16,340	16,572	15,188	9,120
Noninterest income	5,552	5,026	4,934	4,424	4,380	2,048
Noninterest expense	14,484	13,124	13,135	13,054	13,105	7,329
Income before taxes	7,828	8,196	8,139	7,942	6,463	3,839
Income tax expense	2,402	2,594	2,493	2,595	2,141	1,227
Net income	$5,426	5,602	5,646	5,347	4,322	2,612

Profitability and other ratios:
Return on avg. assets (1)	0.98%	1.06%	1.07%	1.07%	0.92%	0.92%
Return on avg. equity (1)	8.24%	8.76%	8.83%	8.66%	7.40%	11.09%
Net interest margin (2)	3.58%	3.64%	3.74%	3.95%	4.17%	3.65%
Noninterest income to total revenue (3)	23.92%	22.73%	22.10%	20.50%	20.60%	17.73%
Noninterest income to avg. assets (1)	1.00%	0.95%	0.93%	0.89%	0.94%	0.72%
Noninterest exp. to avg. assets (1)	2.61%	2.48%	2.49%	2.63%	2.80%	2.58%
Efficiency ratio (4)	62.40%	59.36%	58.80%	60.50%	61.60%	63.40%
Avg. loans to average deposits	95.29%	93.65%	90.40%	89.50%	89.60%	83.10%
Securities to total assets	14.68%	15.51%	16.20%	16.10%	15.40%	17.30%
Average interest-earning assets to average interest-bearing liabilities	119.75%	119.75%	122.00%	121.20%	125.30%	119.30%
Brokered time deposits to total deposits	8.17%	5.83%	3.71%	4.50%	5.00%	3.30%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	June 2007	Mar 2007	Dec 2006	Sept 2006	Jun 2006	Mar 2006

Loan portfolio balances, end of period:
Commercial real estate - mortgage	$307,757	287,498	284,302	265,174	260,168	246,391
Commercial real estate - construction	177,426	160,222	161,903	152,627	164,049	162,867
Other commercial loans	738,866	665,857	608,530	554,617	503,797	410,059
Consumer real estate - mortgage	288,325	301,525	299,627	292,206	294,119	283,590
Consumer real estate - construction	102,998	92,162	91,194	87,890	86,978	84,381
Other consumer loans	47,657	46,716	52,179	52,887	49,162	47,882

Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$2,392	4,705	7,070	3,477	2,800	1,201
Other real estate	687	927	995	-	67	-
Past due loans over 90 days and still accruing interest	606	98	737	1,123	492	-
Net loan charge-offs (recoveries) (6)	317	114	105	101	441	(73)
Allowance for loan losses to total loans	1.04%	1.08%	1.08%	1.08%	1.08%	1.08%
As a percentage of total loans and ORE:
Past due loans over 30 days	0.31%	0.33%	0.74%	0.69%	0.25%	0.52%
Nonperforming assets	0.19%	0.36%	0.54%	0.25%	0.21%	0.10%
Potential problem loans (5)	0.16%	0.21%	0.24%	0.77%	0.31%	0.63%
Annualized net loan charge-offs (recoveries) year-to-date to avg. loans (6)	0.05%	0.03%	0.05%	0.05%	0.07%	(0.04)%
Avg. commercial loan internal risk ratings (5)	4.1	4.1	4.1	4.1	4.1	4.1
Avg. loan account balances (7)	$164	156	140	132	115	105

Interest rates and yields:
Loans	7.66%	7.68%	7.65%	7.72%	7.32%	7.02%
Securities	4.98%	4.96%	4.97%	4.91%	5.10%	4.80%
Total earning assets	7.15%	7.13%	7.06%	7.14%	6.92%	6.39%
Total deposits, including non-interest bearing	3.46%	3.36%	3.18%	3.05%	2.59%	2.59%
Securities sold under agreements to repurchase	4.39%	4.42%	4.52%	4.49%	4.00%	3.46%
FHLB advances and other borrowings	5.19%	5.36%	4.93%	4.57%	5.46%	3.99%
Subordinated debt	6.84%	6.89%	6.84%	6.75%	6.69%	6.36%
Total deposits and interest-bearing liabilities	3.67%	3.59%	3.43%	3.26%	2.81%	2.81%

Capital ratios (9):
Stockholders’ equity to total assets	11.5%	12.0%	11.9%	12.1%	12.0%	12.9%
Leverage	9.5%	9.5%	9.5%	9.2%	8.6%	11.5%
Tier one risk-based	10.4%	10.9%	10.9%	10.6%	9.5%	10.2%
Total risk-based	11.3%	11.8%	11.8%	12.0%	10.4%	11.1%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	June 2007	Mar 2007	Dec 2006	Sept 2006	Jun 2006	Mar 2006

Per share data:
Earnings – basic	$0.35	0.36	0.37	0.35	0.28	0.27
Earnings – diluted	$0.33	0.34	0.34	0.32	0.26	0.24
Book value at quarter end (8)	$17.06	16.93	16.57	16.16	15.53	15.45

Weighted avg. shares – basic	15,494,522	15,433,442	15,427,908	15,393,735	15,335,754	9,578,813
Weighted avg. shares – diluted	16,664,213	16,617,484	16,641,425	16,655,349	16,503,692	10,745,626
Common shares outstanding	15,545,581	15,530,975	15,446,074	15,409,341	15,370,116	15,300,629

Investor information:
Closing sales price	$29.36	30.51	33.18	35.80	30.43	27.44
High sales price during quarter	$31.48	33.85	36.17	37.41	30.92	28.84
Low sales price during quarter	$28.27	29.40	31.23	28.93	27.09	24.87

Other information:
Gains on sale of loans and loan participations sold:
Mortgage loan sales:
Gross loans sold	$52,197	31,044	36,551	37,371	37,585	21,346
Gross fees (10)	$846	544	653	679	668	389
Gross fees as a percentage of mortgage loans originated	1.62%	1.75%	1.79%	1.82%	1.78%	1.82%
Commercial loan participations sold	$171	45	224	31	49	74
Gains on sales of investment securities, net	$-	-	-	-	-	-
Brokerage account assets, at quarter-end (11)	$643,000	617,000	597,000	553,000	501,000	470,000
Floating rate loans as a percentage of loans (12)	45.5%	46.3%	46.3%	47.3%	47.0%	48.5%
Balance of commercial loan participations sold to other banks and serviced by Pinnacle, at quarter end	$115,913	114,143	95,398	85,291	80,359	73,171
Core deposits to total funding (13)	62.3%	63.7%	63.3%	63.7%	63.8%	68.1%
Total assets per full-time equivalent employee	$5,250	5,228	5,302	5,189	5,531	4,968
Annualized revenues per full-time equivalent employee	$211.1	210.8	219.2	218.3	237.0	205.0
Number of employees (full-time equivalent)	441.0	419.5	404.0	395.5	359.0	368.0
Associate retention rate (14)	88.1%	85.3%	85.1%	91.1%	94.7%	93.2%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY AND YEAR-TO-DATE FINANCIAL DATA – UNAUDITED

	As of June 30,	As of December 31,
(dollars in thousands, except per share data)	2007	2006
Reconciliation of Non-GAAP measures:
Tangible assets:
Total assets	$2,315,327	$2,142,187
Less: Goodwill	(114,288)	(114,288)
Core deposit intangible	(10,353)	(11,385)
Net tangible assets	$2,190,686	$2,016,514

Tangible equity:
Total stockholders’ equity	$265,194	$256,017
Less: Goodwill	(114,288)	(114,288)
Core deposit intangible	(10,353)	(11,385)
Net tangible equity	$140,553	$130,344

Tangible equity divided by tangible assets	6.42%	6.46%

Tangible equity per common share	$9.04	$8.44

	For the three months ended June 30,
(dollars in thousands)	2007	2006

Average tangible assets:
Total average assets	$2,229,227	$1,878,912
Less: Average goodwill	(114,288)	(115,727)
Average core deposit intangible	(10,740)	(12,779)
Net average tangible assets	$2,104,199	$1,750,406

Average tangible equity:
Total average stockholders’ equity	$264,055	$234,400
Less: Average goodwill	(114,288)	(115,727)
Average core deposit intangible	(10,740)	(12,779)
Net average tangible stockholders’ equity	$139,027	$105,894

Net income	$5,426	$4,322

Return on average tangible assets (annualized)	1.03%	0.99%

Return on average tangible stockholders’ equity (annualized)	15.65%	16.37%

Net income	$5,426	$4,322
Impact of merger related expense, net of tax	-	560
Net income before impact of merger related expense	$5,426	$4,882
Fully-diluted earnings per share before impact of merger related expense	$0.33	$0.30

Net income	$5,426	$4,322
Impact of Knoxville expansion, net of tax	402	-
Net income before impact of Knoxville expansion	$5,828	$4,322
Fully-diluted earnings per share before impact of Knoxville expansion	$0.35	$0.26

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter.  A “1” risk rating is assigned to credits that exhibit Excellent risk characteristics, “2” exhibit Very Good risk characteristics, “3” Good, “4” Satisfactory, “5” Acceptable or Average, “6” Watch List, “7” Criticized, “8” Classified or Substandard, “9” Doubtful and “10” Loss (which are charged-off immediately).  Additionally, loans rated “8” or worse are considered potential problem loans.  Potential problem loans do not include nonperforming loans.  Generally, consumer loans are not subjected to internal risk ratings.
6. Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.
7. Computed by dividing the balance of all loans by the number of loan accounts as of the end of each quarter.
8. Book value per share computed by dividing total stockholders’ equity by common shares outstanding
9. Capital ratios are for Pinnacle Financial Partners, Inc. and are defined as follows:
Equity to total assets – End of period total stockholders’ equity as a percentage of end of period assets.
Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
10. Amounts are included in the statement of income in “Gains on the sale of loans and loan participations sold”, net of commissions paid on such amounts.
11. At fair value, based on information obtained from Pinnacle’s third party broker/dealer for non-FDIC insured financial products and services.
12. Floating rate loans are those loans that are eligible for repricing on a daily basis subject to changes in Pinnacle’s prime lending rate or other factors.
13. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $100,000.  The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.
14. Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.